WESTERN ASSET TRUST, INC.
                       INTERNATIONAL SECURITIES PORTFOLIO

June 30, 1994 - June 30, 1995   (one year)

   Cumulative Total Return

   ERV  = (92.10 x 1.2043870) - (93.76  x 1.1157478)  x 1000 + 1000 = 1060.33
          ------------------------------------------
                     (93.76 x 1.1157478)
   P    = 1000

   C    = 1060.33   -  1  = .06033 = 6.03%
          --------

          1000

   Average Annual Return:  Same

January 7, 1993  - June 30, 1995 (life of fund)

   Cumulative Total Return:

   ERV = (92.10  x 1.2043870) - (100.00 x 1.0) x 1000 + 1000 =   1109.24
         --------------------------------------
                     (100.00 x 1.0)

   P   =   1000

   C   =   1109.24  -  1 = 0.109240 =   10.92%
           -------
            1000

   Average Annual Return:
                     1
                    ---
                  2.479452

   (0.109240 + 1)    -   1 = 4.27%